Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contact:
Carol Raeburn, Senior Director, Investor Relations, phone: 510/572-4450, e-mail:
carol.raeburn@lamresearch.com
Lam Research Corporation Announces Selected Financial Results for the Quarter Ended December 23, 2007
FREMONT, Calif., January 24, 2008—Lam Research Corporation (NASDAQ: LRCX) today announced selected financial results for the quarter ended December 23, 2007. Highlights for the December 2007 quarter were:

• Revenue:		$610.3 million

• Operating Income:	U.S. GAAP:	$161.3 million	Ongoing:	$167.7 million

• Operating Margin:	U.S. GAAP:	26.4%	Ongoing:	27.5%
Revenue for the period was $610.3 million compared to revenue of $684.6 million for the September 2007 quarter. Shipments for the December 2007 quarter were approximately $593 million compared to September 2007 quarter shipments of approximately $621 million. The amounts for cost of goods sold, gross margin, operating expenses, operating income and income before income taxes for the December and September 2007 quarters are preliminary due to the ongoing voluntary internal stock option review and could be subject to adjustment. Gross margin for the December 2007 quarter was $307.7 million, or 50.4% of revenue, compared to $343.9 million, or 50.2% of revenue, for the September 2007 quarter. Operating income for the December 2007 quarter was $161.3 million, or 26.4% of revenue, compared to $197.9 million, or 28.9% of revenue, for the September 2007 quarter.
The Company’s ongoing operating income excludes legal and accounting expenses of $6.4 million and $3.1 million for the December 2007 and September 2007 quarters, respectively, incurred as a result of its voluntary internal stock option review. Management uses the presentation of ongoing operating income to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing operating income is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing operating income to results under U.S. Generally Accepted Accounting Principles (GAAP) is included at the end of this press release and on the Company’s web site.
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Lam Announces Selected Financial Results for the December 2007 Quarter	Page 2 of 6
The geographic distribution of shipments and revenue during the December 2007 quarter is shown in the following table:

Region	Shipments	Revenue
North America	17%	18%
Europe	13%	12%
Japan	19%	23%
Korea	19%	17%
Asia Pacific	32%	30%
Cash and cash equivalents, short-term investments and restricted cash and investments balances were $1.3 billion at the end of December. During the December 2007 quarter, capital expenditures were $24.4 million and proceeds from the issuance of common stock related to employee equity-based plans were $3.4 million. Total shares outstanding as of December 23, 2007 were 124,753,459. At the end of the period, deferred revenue was $229.6 million and the anticipated future revenue value of orders shipped to Japanese customers that are not recorded as deferred revenue was approximately $41 million.
“Lam delivered financial performance in the December quarter that exceeded our guidance despite difficult industry conditions, and finished calendar 2007 with record revenue of $2.6 billion,” stated Steve Newberry, president and chief executive officer of Lam Research. “We continue to make excellent progress in implementing our adjacent market strategy, with three new product releases in 2007 and our announced plan to acquire the SEZ Group, which together will enhance our ability to offer our customers a broader spectrum of solutions across multiple markets at the next-generation technology nodes.”
“Our employees’ outstanding performance and their commitment to setting the standard of excellence for the wafer fab equipment industry will position us to continue generating value for our customers and stakeholders throughout 2008,” Newberry concluded.
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Lam Announces Selected Financial Results for the December 2007 Quarter	Page 3 of 6
Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the future revenue value of orders shipped to Japanese customers, the progress and success of our adjacent market strategy, the completion of our acquisition of SEZ and our combined capabilities, our ability to generate value and continuing performance to our near-term and long-term strategic and financial objectives. Some factors that may affect these forward-looking statements include: changing business conditions in the semiconductor industry and the overall economy and the efficacy of our plans for reacting to those changes, success of our competitors’ strategies including their development of new technologies, and the response of SEZ’s shareholders to our tender offer. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 25, 2006, and Form 10-Q for the quarter ended March 25, 2007, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.
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Lam Announces Selected Financial Results for the December 2007 Quarter	Page 4 of 6
As the Company announced on July 17, 2007, the Company’s Board of Directors has appointed an Independent Committee to review the Company’s historical stock option practices and related accounting. On August 24, 2007 the Company filed Form 12b-25 as notification that the Company is unable to timely file its Form 10-K for the period ended June 24, 2007 as a result of the pending review. On November 5, 2007 the Company filed Form 12b-25 as notification that the Company is unable to timely file its Form 10-Q for the period ended September 23, 2007 as a result of the pending review. On December 24, 2007, the Company filed a Form 8-K as notification that the independent committee, with the assistance of independent outside legal counsel, had reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past differ from the recorded grant dates of such awards and that upon the recommendation of management and the independent committee, the Audit Committee of the Board of Directors concluded that the Company’s financial statements for fiscal years 1997 through 2005, and the interim periods contained therein should no longer be relied upon. The Company expects to restate certain of its previously-issued financial statements to record non-cash charges for compensation expenses relating to past stock option grants. Because the review has not been completed and because the Company’s auditors have not yet completed their review, the Company is only able to provide preliminary results for cost of goods sold, gross margins, operating expenses, operating income and income before income taxes for the period presented in this release at this time. These preliminary results may be subject to adjustment. Further, the Company cannot make assurances that the outcome of the review will not result in changes to or a restatement of its financial results for this or any historical period, that its Form 10-Q for the period ended December 23, 2007 will be timely filed, that the Company will be able to give timely guidance with respect to future periods or that it will not be required to make changes to its internal controls or processes.
Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market(SM) under the symbol LRCX. Lam is a NASDAQ-100 ® company. The Company’s World Wide Web address is http://www.lamresearch.com .
Condensed Consolidated Financial Table Follows
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Lam Announces Selected Financial Results for the December 2007 Quarter	Page 5 of 6
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except percentages)
(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended
	December 23,	September 23,	December 23,
	2007	2007	2007
Total revenue	$610,320	$684,621	$1,294,941
Cost of goods sold	302,659	340,734	643,393

Gross margin	307,661	343,887	651,548
Gross margin as a percent of revenue	50.4%	50.2%	50.3%
Research and development	80,243	76,288	156,531
Selling, general and administrative	66,084	69,713	135,797

Total operating expenses	146,327	146,001	292,328
Operating income	161,334	197,886	359,220
Operating margin as a percent of revenue	26.4%	28.9%	27.7%
Other income (expense), net	(37)	7,633	7,596

Income before income taxes	$161,297	$205,519	$366,816

The information contained in these unaudited condensed consolidated statements of operations may be subject to adjustment. For additional information, please refer to the accompanying press release dated January 24, 2008.

Lam Announces Selected Financial Results for the December 2007 Quarter	Page 6 of 6
Reconciliation of U.S. GAAP Operating Income to Ongoing Operating Income
(in thousands, except percentages)

	Three Months Ended	Three Months Ended
	December 23,	September 23,
	2007	2007
U.S. GAAP operating income	$161,334	$197,886
Legal and accounting expenses incurred as a result of the voluntary internal stock option review	6,361	3,102

Ongoing Operating Income	$167,695	$200,988

U.S. GAAP operating margin as a percent of revenue	26.4%	28.9%
Ongoing operating margin as a percent of revenue	27.5%	29.4%